UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2008

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Pekin, IL		61554
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 6, 2008, Aventine Renewable Energy – Aurora West, LLC, a wholly-owned indirect subsidiary of Aventine Renewable Energy Holdings, Inc. (hereinafter together called “Aventine”) and Kiewit Energy Company (“Kiewit”) entered into an amendment to the Engineering, Procurement and Construction Services Fixed Price Contract for the ethanol facility currently under construction in Aurora, Nebraska.

The amendment extends the construction schedule for the ethanol facility.  In particular, the guaranteed substantial completion date has been extended from March 27, 2009 to June 30, 2009 and the payment schedule under the agreement was adjusted to reflect this extended construction schedule.  In addition, all early completion bonuses have been eliminated and in the event Kiewit fails to achieve this extended schedule, the earliest date liquidated damages would commence is July 31, 2009.

Kiewit and Aventine Renewable Energy – Mt Vernon, LLC, also a wholly-owned indirect subsidiary of Aventine Renewable Energy Holdings, Inc., are also parties to an engineering, procurement and construction contract for construction of an ethanol facility at Mt. Vernon, Indiana.

Item 8.01  Other Events.

On October 6, 2008, the Company issued a press release announcing the extended construction schedule of its wholly-owned indirect subsidiary’s ethanol production facility in Aurora, Nebraska.  The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired – Not Applicable

(b)           Pro forma financial information – Not Applicable

(d)	Exhibits

	Exhibit No.	Description

99.1

Press release, dated October 6, 2008, issued by Aventine Renewable Energy Holdings, Inc. announcing the extended construction schedule of its wholly-owned indirect subsidiary’s ethanol production facility in Aurora, Nebraska.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  October 7, 2008

AVENTINE RENEWABLE ENERGY
HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release, dated October 6, 2008, issued by Aventine Renewable Energy Holdings, Inc. announcing the extended construction schedule of its wholly-owned indirect subsidiary’s ethanol production facility in Aurora, Nebraska.